Exhibit 10.10
To whom it might concern:
From: DVB Bank SE (acting as Agent on behalf of the Lenders)
Date: 16th of June 2010
Re: Compliance Confirmation Letter
We herewith in our capacity as Lenders in Loan Agreement dated 10 September 2007, as amended by a First Supplemental Agreement dated 10 January 2008 and as further amended by a Second Supplemental Agreement dated 23 January 2009, made between (1) Drillship Hydra Owners Inc. and Drillship Paros Owners Inc. as joint and several borrowers, (2) the banks listed in schedule 1 thereto as lenders, (3) the banks listed in schedule 1 thereto as arrangers and (4) DVB Bank SE (formerly known as DVB Bank AG (“DVB”) as agent, underwriter and security agent, in respect of a loan facility of up to US$230,000,000, (the “Loan Agreement”), herewith confirm that Dryships Inc. (and defined Borrowing entities) are in full compliance with the Loan Agreement (as supplemented / addended from time during the duration of the loan).
This Compliance Confirmation is valid until July 15th, 2010.
Signed:

/s/ Sjur Agdestein	/s/ Philip Froyland

Sjur Agdestein	Philip Froyland
Managing Director	Vice President
Offshore Drilling	Offshore Drilling